UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

   Date of Report (date of earliest event reported): November 10, 2004

                 INTEGRA LIFESCIENCES HOLDINGS CORPORATION

          (Exact name of Registrant as specified in its charter)


           Delaware                     0-26224               51-0317849
(State or other jurisdiction of (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 10, 2004, Integra LifeSciences Corporation, a wholly owned subsidiary of Integra LifeSciences Holdings Corporation, entered into a definitive agreement with the shareholders of Newdeal Technologies, a societe anonyme organized under the laws of France ("Newdeal"), for the acquisition of all of the issued and outstanding capital stock of Newdeal for euro 38.5 million in cash, subject to certain adjustments. Based in Lyon, France, Newdeal develops specialty implants and instruments for foot and ankle surgery.

We expect the acquisition to close in January 2005 and for Newdeal's senior management to agree to remain with Newdeal after the closing. As part of the acquisition agreement, each of the selling shareholders has agreed not to compete with Newdeal after the closing. Other than in respect of the pending acquisition, there is no material relationship between us and Newdeal.

On November 14 2004, we issued a press release announcing the signing of the acquisition agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in this Form 8-K shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.




ITEM 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1        Press release regarding the agreement of Integra LifeSciences
            Corporation to acquire Newdeal Technologies.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 15th day of November, 2004.



                 INTEGRA LIFESCIENCES HOLDINGS CORPORATION


                    By: /s/ Stuart M. Essig
                        -----------------------------
                        Stuart M. Essig
                        President and Chief Executive Officer

                                  Exhibit Index
                                -------------


Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1        Press release regarding the agreement of Integra LifeSciences
            Corporation to acquire Newdeal Technologies.

Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III                    Maria Platsis
Executive Vice President                 Director of Corporate Development
Chief Administrative Officer             and Investor Relations
(609) 936-2481 (609) 936-2333            mplatsis@Integra-LS.com
jhenneman@Integra-LS.com


 Integra LifeSciences Announces Agreement to Acquire Newdeal Technologies

        Leading Marketer of Products for Reconstructive Surgery


Plainsboro, New Jersey / November 14, 2004 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) announced today that it has agreed to acquire the Newdeal group of companies ("Newdeal") for (euro)38.5 million (approximately $50 million at today's exchange rate) in cash, subject to certain adjustments.

Newdeal, based in Lyon, France, is a leading developer and manufacturer of specialty implants and instruments specifically designed for foot and ankle surgery. Newdeal's products include a wide range of products for the forefoot, the mid-foot and the hind foot, including the Bold(R) Screw, Hallu-Fix(R) plate system and the HINTEGRA(R) total ankle prosthesis. The company sells its products through a direct sales force in France, Belgium and the Netherlands, and through distributors in more than 30 countries, including the United States and Canada. Newdeal's target physicians include orthopedic surgeons specializing in injuries of the foot, ankle and extremities, as well as podiatric surgeons, of which there are 3,200 and 2,400, respectively, in the United States. The current products address an approximately $500 million worldwide market.

"The acquisition of Newdeal presents a variety of exciting opportunities for both Integra and Newdeal," said Stuart M. Essig, Integra's President and Chief Executive Officer. "We will supplement our direct sales force in Europe and increase revenues outside the United States. We also expect to benefit from the synergy between Newdeal's reconstructive foot and ankle fixation products and our regenerative products like the INTEGRA(R) Dermal Regeneration Template, the INTEGRA(R) Bilayer and single-layer Matrix Wound Dressings, NeuraGen(TM) and NeuraWrap(TM), which are used in the treatment of chronic and traumatic wounds of the foot and ankle. We and the management of Newdeal will work together to integrate Newdeal into Integra so that the combined business can maximize these revenue synergies."

An experienced senior management team runs the Newdeal group with more than fifty years cumulative experience in the orthopedics device industry. Upon closing, the current management of Newdeal will join the leadership team at Integra. The company name will remain unchanged.

Newdeal, which outsources all of the manufacturing, packaging and sterilization of its products, has a full pipeline of products under development for the continued expansion of their product offering for the foot and ankle. Newdeal has 38 employees.

"We are very excited to become part of the Integra LifeSciences family of companies," said Eric Fourcault, President and Chief Executive Officer of Newdeal. "We look forward to expanding our business within Integra, and combining our experience in specialty orthopedic implants with Integra's portfolio of tissue-engineered products. Together we will be able to offer a broad package of solutions to orthopedic, reconstructive and podiatric surgeons."

Newdeal generated sales of approximately (euro)13.8 million ($18.0 million at current exchange rates) and EBITDA (earnings before interest, depreciation, and amortization) of approximately (euro)5.4 million ($7 million at current exchange rates) for the twelve months ended September 30, 2004. Historical revenue growth rates have been in excess of 20%.

As the transaction is not expected to close until early January, 2005, our guidance for the fourth quarter of 2004 remains unchanged, with total revenues in the range of $60 million to $63 million and earnings per share of $0.27 to $0.29, after giving effect to the EITF Issue 04-08 change in accounting for the company's contingent convertible notes.

We are updating our guidance assuming the transaction closes as scheduled. Total revenues in 2005 are expected to be between $290 million and $300 million. Consolidated gross margin is expected to be 64%. Earnings per diluted share are expected to be within a range of $1.37 to $1.42 per share in 2005 after giving effect to the change in accounting for the company's contingent convertible notes.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have manufacturing and research facilities located throughout the world. We have approximately 1,200 employees. Please visit our website at (http://www.Integra-LS.com) and Newdeal's website at (http://www.newdeal.info).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning expectations for future financial results, including revenues, gross margins and earnings. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, Integra's ability to maintain relationships with customers of acquired entities may adversely affect Integra's future revenues; Integra's ability to increase sales and product volumes may adversely affect its future gross margins; and Integra's ability to integrate acquired businesses, increase product sales and gross margins, and control its non-product costs will affect its earnings per share. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2003 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation